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                                                                   Exhibit 23.1


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
Form S-8 (No. 333-29745, No. 333-40393 and No. 333-59795) pertaining to the
1996 Stock Option Plan of DAOU Systems, Inc. of our report dated August 4, 1998 with respect to the supplemental consolidated financial statements of DAOU Systems, Inc. included in its Current Report on Form 8-K dated
November 20, 1998 filed with the Securities and Exchange Commission.

                                    /s/ ERNST & YOUNG LLP



San Diego, California
November 19, 1998